Exhibit 99.1

      GUESS?, INC. REPORTS RECORD THIRD QUARTER 2006 REVENUES AND EARNINGS

      THIRD QUARTER EPS INCREASED BY 128%, TO $1.05 VERSUS $0.46 LAST YEAR

                        OCTOBER 2006 COMP SALES UP 11.8%

         COMPANY ISSUED EPS GUIDANCE RANGE FOR 2007 OF $2.75 TO $2.85

    Third Quarter Highlights

    -  Revenues increased by 31% to $348.7 million

    - Gross margin increased by 390 basis points and SG&A expense rate decreased by 390 basis points

    -  Operating margin improved 780 basis points to 21.2%

    -  Net earnings grew 134% to $48.4 million

    Nine-Month Highlights

    -  Revenues grew 27% to $838.8 million

    - Gross margin increased by 300 basis points and SG&A expense rate decreased by 260 basis points

    -  Operating margin improved 560 basis points to 14.5%

    -  Net earnings increased 135% to $77.5 million

    LOS ANGELES, Nov. 1 /PRNewswire-FirstCall/ -- Guess?, Inc. (NYSE: GES) today reported financial results for the third quarter ended September 30, 2006.

    Third Quarter Results

    For the third quarter of 2006, the Company reported record net earnings of $48.4 million, an increase of 133.8% compared to net earnings of $20.7 million for the quarter ended October 1, 2005. Diluted earnings per share increased 128.3% to $1.05 per share in the current quarter versus $0.46 per share in the third quarter of last year.

    Paul Marciano, Co-Chairman and Co-CEO, commented, "We are very pleased with our outstanding financial performance in the third quarter. Our results represent record-setting levels of revenues, operating margin, net earnings and earnings per share, compared to any quarter in the Company's history. Our revenues and earnings came in stronger than our expectations across all businesses and geographic regions of the world. Our operating results show the power and the potential of our business model with each of our businesses achieving significant growth and margin expansion in the quarter. As a result, the Company's operating margin expanded by 780 basis points -- a great achievement."

    Mr. Marciano stated, "Starting with North America, we had a very strong quarter. Our retail business delivered top line growth of 14% and increased operating earnings by 38%. The wholesale segment increased revenues by 38% and increased operating earnings nearly fivefold."

    Mr. Marciano concluded, "Our results demonstrate that our business model today is a unique one, more balanced and diversified. Europe had a remarkable third quarter and was the largest contributor to our results, generating nearly a third of our revenues and more than half of our operating profit. We see even greater opportunity in that region as we expand into northern and eastern Europe. As our European business continues to gain traction and momentum, we are now focusing on new opportunities, such as Asia."

    Total net revenue for the third quarter of 2006 increased 31.3% to $348.7 million from $265.6 million in the third quarter of 2005. The Company's retail stores in the U.S. and Canada generated revenue of $178.1 million in the third quarter of 2006, a 13.9% increase from $156.3 million, as reported in the prior-year period. Comparable store sales increased 8.6% during the third quarter of 2006 versus the prior-year period. Net revenue from the Company's wholesale segment increased 37.8% to $42.7 million in the third quarter of 2006, from $31.0 million in the prior-year period. Net revenue from the Company's European operations segment increased 73.1% to $111.5 million in the third quarter of 2006, compared to $64.4 million in the prior-year period. Licensing segment net revenue increased 18.3% to $16.4 million in the third quarter of 2006, from $13.9 million in the prior-year period. The Company operated 330 retail stores in the U.S. and Canada at the end of the third quarter 2006 versus 305 stores a year earlier.

    Operating earnings for the third quarter of 2006 increased 108.7% to $74.0 million from $35.5 million in the third quarter of 2005. Operating margin in the third quarter improved 780 basis points to 21.2%, compared to the prior year's quarter. This margin expansion was driven by a gross margin increase of 390 basis points to 47.0%, and an SG&A expense rate reduction of 390 basis points to 25.8% in the period.

    Nine-Month Results

    For the nine months ended September 30, 2006, the Company reported net earnings of $77.5 million, an increase of 134.7% compared to net earnings of $33.0 million for the nine months ended October 1, 2005. Diluted earnings per share increased 128.4% to $1.69 per share in the first nine months of 2006 versus $0.74 per share in the comparable period last year. The nine months ended September 30, 2006 had 273 days compared to 274 days in the nine months ended October 1, 2005.

    Total net revenue increased 27.2% to $838.8 million in the 2006 nine-month period from $659.4 million in the prior-year period. The Company's retail stores in the U.S. and Canada generated revenue of $481.0 million for the first nine months of 2006, an increase of 18.6% from $405.7 million in the prior-year period. Comparable store sales increased 13.0% during the first nine months of 2006. Net revenue from the Company's wholesale segment in the first nine months of 2006 increased 18.4% to $104.3 million from $88.1 million in the first nine months of 2005. Net revenue from the Company's European operations segment increased 60.0% to $209.5 million in the first nine months of 2006, compared to $131.0 million in the prior-year period. Licensing segment net revenue was $43.9 million in the first nine months of 2006, a 26.8% increase from $34.6 million for the prior-year period.

    Operating earnings for the first nine months of 2006 increased 108.8% to $121.9 million from $58.4 million in the first nine months of 2005. Operating margin for the first nine months of 2006 improved by 560 basis points to 14.5%. This margin expansion was driven by a gross margin increase of 300 basis points to 42.9% and a decrease in SG&A of 260 basis points to 28.4% in the period.

    October 2006 Retail Sales

    The Company also reported retail sales for its stores in the U.S. and Canada for fiscal October 2006. Total October retail sales for the month ended October 28, 2006 were $53.5 million, an increase of 17.6% from sales of $45.5 million for the month ended October 29, 2005. Comparable store sales for October 2006 increased 11.8%, which follows an increase of 12.3% for the October 2005 period.

    Outlook for 2007

    The Company has reinstated issuing earnings guidance. For the 2007 fiscal year, the Company's expectations are as follows:

    - Consolidated net revenues are expected to range from $1.30 billion to $1.35 billion.

    -  Operating margin is expected to be in the mid-teens.

    - Diluted earnings per share are expected to be in the range of $2.75 to $2.85.

    The Company will hold a conference call at 4:30 pm (ET) on November 1, 2006 to discuss the news announced in this press release. A live webcast of the conference call will be accessible at www.guessinc.com via the "Investor's Info" link. The webcast will be archived on the website for 30 days.

    Guess?, Inc. designs, markets, distributes and licenses a lifestyle collection of contemporary apparel, accessories and related consumer products. At September 30, 2006 the Company operated 330 retail stores in the United States and Canada. The Company also distributes its products through better department and specialty stores around the world. For more information about the Company, please visit www.guessinc.com.

    Except for historical information contained herein, certain matters discussed in this press release, including statements concerning the Company's future prospects and guidance for 2007, are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are only expectations, and involve known and unknown risks and uncertainties, which may cause actual results in future periods to differ materially from what is currently anticipated. Factors which may cause actual results in future periods to differ materially from current expectations include our ability to, among other things, anticipate consumer preferences, effectively operate our retail stores, effectively manage inventories, successfully execute our strategies, including our supply chain and international growth strategies, and domestic and international general economic conditions and consumer confidence. In addition to these factors, the economic and other factors identified in the Company's most recent annual report on Form 10-K and other filings with the Securities and Exchange Commission, including but not limited to the risk factors discussed therein, could cause actual results to differ materially from current expectations.

    Contacts:  Carlos Alberini
               President & Chief Operating Officer
               (213) 765-3582

               Dennis R. Secor
               SVP & Chief Financial Officer
               (213) 765-3289

               Joseph Teklits
               Integrated Corporate Relations
               (203) 682-8258

                          GUESS?, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (dollars in thousands, except per share data)

                                                  THREE MONTHS ENDED                               NINE MONTHS ENDED
                                     ---------------------------------------------   ---------------------------------------------
                                         September 30,            October 1,             September 30,            October 1,
                                             2006                    2005                    2006                    2005
                                     ---------------------   ---------------------   ---------------------   ---------------------
                                         $           %           $           %           $           %           $           %
                                     ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Net revenue
    Product sales                    $ 332,304        95.3%  $ 251,695        94.8%  $ 794,848        94.8%  $ 624,802        94.7%
    Net royalties                       16,444         4.7%     13,905         5.2%     43,915         5.2%     34,641         5.3%
                                     ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
                                       348,748       100.0%    265,600       100.0%    838,763       100.0%    659,443       100.0%

Cost of product sales                  184,917        53.0%    151,162        56.9%    478,847        57.1%    396,304        60.1%
                                     ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Gross profit                           163,831        47.0%    114,438        43.1%    359,916        42.9%    263,139        39.9%

Selling, general and
 administrative expenses                89,785        25.8%     78,966        29.7%    238,003        28.4%    204,752        31.0%
                                     ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Earnings from operations                74,046        21.2%     35,472        13.4%    121,913        14.5%     58,387         8.9%

Other (income) expense:
    Interest expense                     1,498         0.4%      1,608         0.6%      4,769         0.6%      4,872         0.8%
    Interest income                     (1,686)       (0.5)%      (608)       (0.2)%    (4,307)       (0.6)%    (1,503)       (0.2)%
    Other, net                          (1,415)       (0.4)%       ---         ---      (2,587)       (0.3)%       ---         ---
                                     ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Earnings before income taxes and
 minority interest                      75,649        21.7%     34,472        13.0%    124,038        14.8%     55,018         8.3%
Income taxes                            27,312         7.8%     13,788         5.2%     46,571         5.6%     22,007         3.3%
Minority interest                          (18)       (0.0)%       ---         ---         (18)       (0.0)%       ---         ---
                                     ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Net earnings                         $  48,355        13.9%  $  20,684         7.8%  $  77,485         9.2%  $  33,011         5.0%
                                     =========   =========   =========   =========   =========   =========   =========   =========
Net earnings per share:

    Basic                            $    1.07               $    0.47               $    1.71               $    0.75

    Diluted                          $    1.05               $    0.46               $    1.69               $    0.74

Weighted number of shares
 outstanding:

    Basic                               45,394                  44,409                  45,201                  44,282

    Diluted                             46,103                  45,162                  45,956                  44,817

                          GUESS?, INC. AND SUBSIDIARIES
                            CONSOLIDATED SEGMENT DATA
                                 (in thousands)

                                                 THREE MONTHS ENDED                            NINE MONTHS ENDED
                                     -----------------------------------------   -----------------------------------------
                                      September 30,    October 1,        %       September 30,     October 1,        %
                                          2006            2005          chg           2006            2005          chg
                                     --------------    ----------    ---------   --------------    ----------    ---------
Net revenue:
    Retail operations                $      178,119    $  156,332           14%  $      481,025    $  405,735           19%
    Wholesale operations                     42,666        30,955           38%         104,290        88,101           18%
    European operations                     111,519        64,408           73%         209,533       130,966           60%
    Licensing operations                     16,444        13,905           18%          43,915        34,641           27%
                                     --------------    ----------                --------------    ----------
                                     $      348,748    $  265,600           31%  $      838,763    $  659,443           27%
                                     ==============    ==========                ==============    ==========
Earnings (loss) from operations:
    Retail operations                $       26,003    $   18,777           38%  $       49,112    $   28,826           70%
    Wholesale operations                      8,529         1,776          380%          14,459         4,182          246%
    European operations                      40,381        16,911          139%          59,234        27,911          112%
    Licensing operations                     13,116         7,861           67%          37,441        24,911           50%
    Corporate overhead                      (13,983)       (9,853)          42%         (38,333)      (27,443)          40%
                                     --------------    ----------                --------------    ----------
                                     $       74,046    $   35,472          109%  $      121,913    $   58,387          109%
                                     ==============    ==========                ==============    ==========
Operating margins:
    Retail operations                          14.6%         12.0%                         10.2%          7.1%
    Wholesale operations                       20.0%          5.7%                         13.9%          4.7%
    European operations                        36.2%         26.3%                         28.3%         21.3%
    Licensing operations                       79.8%         56.5%                         85.3%         71.9%
    Total Company                              21.2%         13.4%                         14.5%          8.9%

                          Guess?, Inc. and Subsidiaries
               Selected Condensed Consolidated Balance Sheet Data
                                 (in thousands)

                                       September 30,    December 31,    October 1,
                                           2006            2005            2005
                                       -------------   -------------   -------------
             ASSETS
Cash and cash equivalents              $     153,743   $     171,549   $     138,891
Restricted cash                               35,280              --              --
Receivables, net                             172,561          81,762         103,806
Inventories, net                             139,690         122,037         126,387
Other current assets                          39,578          32,670          28,446
Property and equipment, net                  159,817         144,007         126,905
Other assets                                 108,148          81,349          61,576
 Total Assets                          $     808,817   $     633,374   $     586,011

LIABILITIES AND STOCKHOLDERS' EQUITY
Current installments of notes
 payable, long-term debt and
 capital lease                         $      44,873   $      35,051   $      38,164
Other current liabilities                    245,929         182,175         172,566
Notes payable, long-term debt and
 capital lease, excluding current
 installments                                 41,736          53,199          45,027
Other long-term liabilities                   88,045          74,656          75,807
Minority interest                                472              --              --
Stockholders' equity                         387,762         288,293         254,447
 Total Liabilities and Stockholders'
  Equity                               $     808,817   $     633,374   $     586,011

                          Guess?, Inc. and Subsidiaries
                      Condensed Consolidated Cash Flow Data
                                 (in thousands)

                                                      Nine Months Ended
                                                ------------------------------
                                                September 30,      October 1,
                                                    2006             2005
                                                -------------    -------------

Net cash provided by operating activities       $      55,134    $      92,390
Net cash used in investing activities                 (44,349)         (54,902)
Net cash used in financing activities                 (29,519)          (4,518)

Effect of exchange rates on cash                          928              (82)
Net increase in cash and cash equivalents             (17,806)          32,888
Cash and cash equivalents at the beginning of
 the year                                             171,549          106,003

Cash and cash equivalents at the end of the
 period                                         $     153,743    $     138,891

Supplemental information:
Depreciation and amortization                   $      27,408    $      25,719
Rent                                                   62,184           53,349

                          Guess?, Inc. and Subsidiaries
                                Retail Store Data
                                 U.S. and Canada

                                                      Nine Months Ended
                                                ------------------------------
                                                September 30,     October 1,
                                                    2006             2005
                                                -------------    -------------
Number of stores at the beginning of  the year            315              287
  Store openings                                           25               27
  Store closures                                          (10)              (9)
Number of stores at the end of the period                 330              305

Total store square footage at the end of the
 period                                             1,602,000        1,521,000

SOURCE  Guess?, Inc.
    -0-                             11/01/2006
    /CONTACT: Carlos Alberini, President & Chief Operating Officer, +1-213-765-3582, or Dennis R. Secor, SVP & Chief Financial Officer, +1-213-765-3289, both of Guess?, Inc.; or Joseph Teklits of Integrated Corporate Relations, +1-203-682-8258, for Guess?, Inc./
    /Web site:  http://www.guessinc.com /
    (GES)